UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

☑	Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

AMERICAN BEACON FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

American Beacon Funds

IMPORTANT NOTICE

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you a Proxy Statement concerning important proposals affecting your investment in the American Beacon Funds, which will be considered at the Special Meeting of Shareholders on October 27, 2023 at 2:00 p.m. Central Time. This letter was sent to you because you held shares in the American Beacon Funds on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY

COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE
Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your 14-digit control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE
Call the automated tollfree number listed on your proxy card. Please have your proxy card in hand to access your 14-digit control number (located in the shaded box) and follow the recorded instructions. If you would like to vote with a live agent you can call 1-866-434-5625 and provide your 14-digit control number and the agent will process your vote over the phone. You will receive a confirmation in the mail of your vote within 5 days.

3.	VOTE BY MAIL
Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Proxy Statement sent previously contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your enclosed proxy card. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-434-5625

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

PO Box 808001

Louisville, KY 40233-8001

Shareholder Name

Address 1

Address 2

Address 3

Reference Number:

ACTION NEEDED

Re: Your investment in American Beacon Funds

We have been trying to contact you regarding important proposals pertaining to your investment.

Please call us toll-free at

1- 888-456-7087

The call will take only a few moments and will be recorded for your protection.

You WILL NOT be asked for confidential information.

Hours of Operation:

•         Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

•         Saturday - 12:00 p.m. to 6:00 p.m. ET

Once your vote has been recorded your contact information will promptly be removed from the mailing and call list.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting www.proxyvote.com/abf-33434 or by calling Computershare Fund Services, the Fund’s proxy solicitor toll free at 1-866-434-5625.